                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                 ABIOMED, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                                 ABIOMED, INC.
                         TO BE HELD ON AUGUST 13, 1997


   The Annual Meeting of Stockholders of ABIOMED, Inc. will be held on August 13, 1997 at 8:00 a.m. at the offices of the Company located at 33 Cherry Hill Drive, Danvers, Massachusetts, for the following purposes:

   1. To elect two Class II directors each to hold office until the 2000 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

   2. To consider and act upon a proposal to amend the Company's 1988 Employee Stock Purchase Plan; and

   3. To consider and act upon any matter incidental to the foregoing purposes and any other matter which may properly come before the Annual Meeting or any adjourned session thereof.

   The Board of Directors has fixed July 7, 1997, as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

                          By Order Of The Board Of Directors


                          PHILIP J. FLINK, Secretary



Boston, Massachusetts
July 11, 1997



                             YOUR VOTE IS IMPORTANT

--------------------------------------------------------------------------------
TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.
--------------------------------------------------------------------------------

                                 ABIOMED, INC.
                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 13, 1997

   This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of ABIOMED, Inc., a Delaware corporation with its principal executive offices at 33 Cherry Hill Drive, Danvers, Massachusetts 01923 (the "Company"), for use at the Annual Meeting of Stockholders to be held on August 13, 1997 and at any adjournment or adjournments thereof (the "Meeting"). The cost of such solicitation will be borne by the Company. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding proxy material to their principals. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about July 11, 1997.

   Only stockholders of record at the close of business on July 7, 1997 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 7,017,872 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Directors will be elected by a plurality of the votes cast by holders of Common Stock entitled to vote thereon, provided a quorum is present. Abstentions, including broker non-votes, will have no effect on the outcome of the vote for the election of directors. Proposal No. 2 requires the affirmative vote of a majority of shares of Common Stock present in person or by proxy at the Meeting and entitled to be voted, provided a quorum is present. Abstentions will have the effect of a vote against Proposal 2, but a broker non-vote will have no effect.

   THE ENCLOSED PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED ON THE PROXY OR, IN THE ABSENCE OF SUCH DIRECTION, FOR THE NOMINEES AS DIRECTORS AND FOR PROPOSAL NO. 2. IF ANY OTHER MATTERS SHALL PROPERLY COME BEFORE THE MEETING, THEY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

   The Company's Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended March 31, 1997, including financial statements audited by Arthur Andersen LLP, are being mailed to each of the stockholders simultaneously with this proxy statement.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

   At the Meeting, two Class II directors are to be elected to serve for a term of three years, until the 2000 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. Messrs. John F. O'Brien and Henri A. Termeer have been nominated by the Board of Directors for election as directors. Both of these nominees are currently serving as directors of the Company.

   If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and the Board of Directors designates another nominee, the persons named as proxies will vote the proxy for such substitute, if any. The Board of Directors has no reason to believe that any of the proposed nominees will be unable or unwilling to serve. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person.

INFORMATION ON NOMINEES AND DIRECTORS

   Set forth below is certain biographical information with respect to the nominees, including the year in which the nominee's term would expire, if elected, and with respect to each of the Class I and Class III directors whose terms will continue after the Meeting. The nominees for Class II director are indicated by an asterisk.

                                                                              YEAR TERM
                                                                             EXPIRES, IF
                                                                DIRECTOR    ELECTED, AND
           NAME              AGE      POSITION                   SINCE          CLASS
           ----              ---      --------                   -----      ------------
Dr. David M. Lederman         53   Chairman of the Board of      1981       1999-Class I
                                     Directors, President
                                   and Chief Executive Officer

Desmond H. O'Connell, Jr.     61      Director                   1995       1999-Class I

*John F. O'Brien              54      Director                   1989       2000-Class II

*Henri A. Termeer             51      Director                   1987       2000-Class II

Dr. W. Gerald Austen          67      Director                   1985       1998-Class III

Paul Fireman                  53      Director                   1987       1998-Class III

   Dr. Lederman founded the Company in 1981, has served as Chairman of the Board and Chief Executive Officer since that time, and as President for the majority of that time to date. Dr. Lederman has directed the financing strategy of the Company since its founding. Prior to founding the Company, he was

Chairman of the Medical Research group at the Everett Subsidiary of Avco Corporation. He originated the design and development of the Company's artificial heart blood pumps and their valves; has authored over 40 medical publications, is a member of numerous medical and scientific professional organizations and has been a frequent speaker in forums on cardiac support systems and on the financing and commercialization of advanced medical technology. Dr. Lederman received a Ph.D. degree in Aerospace Engineering from Cornell University.

   Mr. O'Connell has been an independent management consultant since September 1990. He has served as a director of Chryslais International Corporation, an international contract research organization since 1991. From December 1992 until December 1993, he served as the Chairman, Management Committee, of Pharmakon Research International, Inc., a provider of preclinical testing services to pharmaceutical biotechnology companies. During 1991, he briefly served as Chairman of the Board and Chief Executive Officer of Osteotech, Inc., a medical products company. Mr. O'Connell was with the BOC Group, PLC, an industrial gas and health care company, in senior management positions from 1980 to 1990 and was a member of the Board of Directors of BOC Group, PLC from 1983 to 1990. From April 1990 until September 1990, Mr. O'Connell was President and Chief Executive Officer of BOC Health Care. From 1986 to April 1990, he was Group Managing Director of BOC Group, PLC. Prior to joining BOC, Mr. O'Connell held various positions at Baxter Laboratories, Inc. including chief executive of the Therapeutic and Diagnostic Division and Vice President, Corporate Development. Mr. O'Connell received a B.S. degree from the University of Notre Dame and received an M.B.A. degree from Harvard University.

   Mr. O'Brien has served as a director since 1989. Since August 1989 he has been the President and Chief Executive Officer and a director of First Allmerica Financial Life Insurance Company (formerly State Mutual Life Assurance Company of America). Since January 1995 he has been President, Chief Executive Officer and a Director of Allmerica Financial Corporation, a financial services holding company. Mr. O'Brien is also President, Chief Executive Officer and a director of Allmerica Property & Casualty Companies, Inc.; Chairman of the Board, President and Chief Executive Officer of Citizens Corporation; and a trustee and Chairman of the Board of Allmerica Securities Trust, Allmerica Investment Trust and Allmerica Funds. From 1972 until 1989, Mr. O'Brien was employed by Fidelity Investments in various capacities, including as Group Managing Director of FMR Corp. Mr. O'Brien is also a director of Cabot Corporation and TJX Companies, Inc. and a Trustee of the Worcester Art Museum.

   Mr. Termeer has served as a director of the Company since 1987. Mr. Termeer has served as President and a director of Genzyme Corporation, a biotechnology company engaged in the production and marketing of human health care products, since 1983, as its Chief Executive Officer since 1985, and as its Chairman of the Board since 1988. Mr. Termeer is also Chairman of the Board of Genzyme Transgenics Corporation. He is also a director of AutoImmune, Inc., GelTex Pharmaceuticals, Inc. and Diacrin, Inc. and serves as a trustee of Hambrecht & Quist Healthcare Investors and Hambrecht & Quist Life Sciences Investors.

   Dr. Austen has served as a director of the Company since 1985. From 1969 to the present, Dr. Austen has been Chief of the Surgical Services at Massachusetts General Hospital, and from 1974 to the present, has been the Edward D. Churchill Professor of Surgery at Harvard Medical School. He became President of the Massachusetts General Physicians Organization in 1994. Dr. Austen is the past President of the American College of Surgeons, the American Association for Thoracic Surgery, the American Surgical Association and the Massachusetts and American Heart Associations. Dr. Austen is a member of the Institute of Medicine of the National Academy of Sciences, a Fellow of the American Academy of Arts and Sciences and a life member of the corporation of the Massachusetts Institute of Technology.

   Mr. Fireman has served as a director of the Company since 1987. He is the founder of Reebok International Ltd., a leading worldwide designer, marketer, and distributor of sports, fitness and casual footwear, apparel and equipment. Reebok's principal operating units include the Reebok Division and The Rockport Company, Inc. Mr. Fireman has served as Chief Executive Officer and a director of that company since 1979 and as Chairman of the Board of Directors since 1985. Mr. Fireman has been President of that company from 1979 to 1987 and since 1989. Mr. Fireman also has served as the chairman of the Entrepreneurial Advisory Board of Babson College since 1995.

MEETINGS OF THE BOARD OF DIRECTORS

   The Board of Directors held four regular meetings during the fiscal year ended March 31, 1997. Each director attended at least 75% of the aggregate number of meetings of the board of directors and committees of which he was a member held during such fiscal year, except for Paul Fireman.

   The Board of Directors has an Executive Committee which is currently composed of David M. Lederman, Henri A. Termeer and Desmond H. O'Connell, Jr. The Executive Committee has, and may exercise, all the powers and authority of the Board of Directors, except those which by law may not be delegated to it by the Board of Directors. The Executive Committee did not act during the fiscal year ended March 31, 1997.

   The Board of Directors has an Audit Committee, currently composed of W. Gerald Austen, John F. O'Brien and Desmond H. O'Connell, Jr. The functions performed by this committee include recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent auditors. The Audit Committee met one time during the fiscal year ended March 31, 1997.

   The Company has a Compensation Committee, which is currently composed of Paul Fireman, John F. O'Brien and Henri A. Termeer. The functions of the Compensation Committee include establishing the compensation and bonuses of executive officers, determining the persons to whom both incentive stock options and non-qualified stock options will be granted and adopting rules and making other determinations with respect to the administration of the Purchase Combination Stock Option Plan, the Employee Stock Purchase Plan and the 401(k) Plan. During the fiscal year ended March 31, 1997, the Compensation Committee took action by written consent five times and held one meeting.

   The Company has a Nominating Committee, currently composed of W. Gerald Austen and Desmond H. O'Connell, Jr. The nominating committee is responsible for reviewing the qualifications of potential nominees for election to the Board of Directors and recommending to the Board of Directors the election of directors of the Company. Stockholders may make nominations for the election of directors by delivering notice in writing to the secretary of the Company not less than 45 days nor more than 60 days prior to any meeting of the stockholders called for the election of directors. The Nominating Committee did not formally act during the fiscal year ended March 31, 1997.

SECURITIES BENEFICIALLY OWNED BY CERTAIN PERSONS

   The following table sets forth certain information as of July 7, 1997 with respect to the beneficial ownership of the Company's Common Stock of each director and nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation," below, all directors and current executive officers of the Company as a group, and each person known by the Company to be the beneficial owner of five percent or more of the Company's common stock. This information is based upon information received from or on behalf of the individuals named therein.

                                          SHARES OF STOCK      PERCENT OF
                NAME                   BENEFICIALLY OWNED(1)     CLASS
               -----                   ---------------------     -----

David M. Lederman (2)................        1,494,200              21.3%
  c/o ABIOMED, Inc.
  33 Cherry Hill Drive
  Danvers, MA  01923
W. Gerald Austen (3).................           25,400               *
Paul Fireman (3).....................           47,900               *
John F. O'Brien (3)..................           27,400               *
Desmond H. O'Connell, Jr. (3)........           10,400               *
Henri A. Termeer (3).................           25,400               *
Robert T.V. Kung (3)(4)..............          166,375               2.4%
Eugene D. Rabe (3)...................           12,500               *
John F. Thero (3)....................            7,644               *
All Current Executive................        1,817,219              25.3%
  Officers and Directors as a group
  (9 persons)  (2)(3)(4)
-------------------------------------

*    Less than 1%.
(1) Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.
(2) Includes 744,400 shares held by the wife of Dr. Lederman, as to which Dr. Lederman disclaims beneficial ownership.
(3) Includes the following shares subject to currently exercisable options (includes options that will become exercisable within 60 days of July 7, 1997): Dr. Austen--25,000; Mr. Fireman--25,000; Mr. O'Brien--25,000; Mr.
     O'Connell--5,000; Mr. Termeer--25,000; Dr. Kung--44,375; Mr. Rabe--12,500;
     Mr. Thero--7,500.
(4) Includes 60,000 shares held by the wife of Dr. Kung and 12,000 shares held in trust for the benefit of certain relatives of Dr. Kung, as to which Dr. Kung disclaims beneficial ownership.

EXECUTIVE COMPENSATION

   The following table sets forth the compensation during the last three fiscal years of (i) the Chief Executive Officer of the Company and (ii) the executive officers of the Company, other than the Chief Executive Officer, who were serving as executive officers at the end of the last fiscal year, whose annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the last fiscal year (the "named executive officers").

                          SUMMARY COMPENSATION TABLE
                          --------------------------

                                                                                     Long Term
                                                                                    Compensation
                                                         Annual Compensation           Awards
                                                ----------------------------------- ------------
                                          Fiscal                          Other       Securities
           Name and                        Year                           Annual      Underlying        All Other
           Principal                      Ended    Salary     Bonus    Compensation    Options        Compensation
           Position                        3/31     ($)        ($)         ($)           (#)               ($)
----------------------------------------------------------------------------------------------------------------------
Dr. David M. Lederman...................    1997  $142,500    $             ---           ---           $34,236(1)
  Chairman of the Board, President and      1996   120,000     ---          ---           ---            24,912
   Chief Executive Officer and              1995   122,320    25,000        ---           ---             1,038
  Assistant Treasurer                                          ---

Dr. Robert T.V. Kung....................    1997  $136,250   $25,000        ---         26,250           $ 2,832(1)
  Senior Vice President - Research and      1996   123,750    40,000        ---           ---             4,153
   Development and Assistant Secretary      1995   122,304    10,000        ---           ---             1,038

Eugene D. Rabe..........................    1997  $115,833   $50,000        ---         20,000           $ 7,459(1)
  Vice President  Global Sales and          1996   110,000    25,000        ---           ---             2,857
   Clinical Programs                        1995   110,000     ---          ---           ---               953

John F. Thero...........................    1997  $113,750   $12,500        ---         20,000           $ 2,521(1)
Vice President  Finance, Chief              1996   109,000    20,000        ---           ---             3,379
 Financial Officer, Treasurer and           1995    53,943    10,000        ---           ---               184
 Assistant Secretary

--------------------
(1) Includes (a) the following matching contributions to the Company Employee Deferred Compensation Profit Sharing Plan and Trust for fiscal 1997: Dr. Lederman - $650; Dr. Kung - $650; Mr. Rabe - $650; and Mr. Thero - $650; (b) the following profit sharing allocations under the Company Employee Deferred Compensation Profit Sharing Plan and Trust for fiscal 1997, subject to applicable vesting based on years of service: Dr. Lederman - $1,126; Dr. Kung - $1,126; Mr. Rabe - $812; and Mr. Thero - $977; (c) the following life insurance premiums paid for term life insurance in excess of $50,000 in fiscal 1997: Dr. Lederman - $31,710; Dr. Kung - $356; Mr. Rabe - $311; and Mr. Thero - $319; (d) the following long-term disability insurance premiums for fiscal 1997: Dr. Lederman - $750; Dr. Kung - $700; Mr. Rabe - $550; and Mr. Thero - $575.

     The following tables sets forth certain information with respect to option grants to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          Individual Grants
                          -------------------------------------------------    Potential Realizable
                           Number of                                              Value at Assumed
                           Securities     % of Total                           Annual Rates of Stock
                           Underlying      Options     Exercise                Price Appreciation for
                            Options       Granted to    or Base                    Option Term(2)
                            Granted      Employees in    Price    Expiration   ----------------------
Name                        (#)(1)       Fiscal Year    ($/Sh)       Date         5%($)       10%($)
-----------------------      ------      ------------  --------   ----------   ---------     --------
Dr. David M. Lederman..       ---            ---         ---          ---          ---         ---
Dr. Robert T.V. Kung...      26,250          11.21       12.50     08/12/06      506,356     522,947
Eugene D. Rabe.........      20,000           8.54       12.50     08/12/06      157,224     398,437
John F. Thero..........      20,000           8.54       12.50     08/12/06      157,224     398,437

(1) The options were granted under the Combination Plan, and become exercisable in four equal annual installments commencing two, three and three years after the date of grant for Dr. Kung, Mr. Rabe and Mr. Thero, respectively, such that they will be fully exercisable five, six and six years, respectively, after the date of grant.

(2)  The assumed rates are compounded annually for the full term of the options.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
                 ---------------------------------------------

                                                                                                        Value of Unexercised
                                                                            Number of Securities            In-the-Money
                                                                           Underlying Unexercised            Options at
                                                                             Options at 3/31/97                3/31/97
                               Shares Acquired on                              Exercisable/                 Exercisable/
                                    Exercise           Value Realized          Unexercisable               Unexercisable
Name                                   (#)                  ($)                      (#)                       ($)(1)
----------------------------------------------------------------------------------------------------------------------------
Dr. David M. Lederman                   ---                  ---                      ---                         ---
Dr. Robert T.V. Kung                    ---                  ---                   43,625/91,375             127,500/101,625
Eugene D. Rabe                          ---                  ---                   12,500/70,000               46,876/75,000
John F. Thero                           ---                  ---                    2,500/67,500              13,125/128,125
----------------------------------------------------------------------------------------------------------------------------

_________________________________
(1) Based upon the $11.75 closing price of the Company's Common Stock on March 31, 1997 on the Nasdaq National Market minus the respective option exercise price.


COMPENSATION OF DIRECTORS

   Directors who are not employees of the Company receive an annual retainer of 400 shares of Common Stock and an additional $500 for attendance at each meeting of the Board of Directors or a committee thereof or consultation at the offices of the Company.

   INDEMNIFICATION AGREEMENTS. The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. The Company has also entered into similar agreements with certain of the Company's officers and top management personnel who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors and officers.

   The indemnification agreements provide that the Company will pay certain amounts incurred by a director or officer in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director or officer will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

   THE 1989 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. The Company has a 1989 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Directors Plan"). Under the Directors Plan, options to purchase 12,500 Common Stock are granted every five years to directors of the Company who are not employees of the Company and who do not own or are not affiliated with any person who owns, directly or indirectly, more than 5% of the Company's outstanding voting stock (the "Eligible Directors"). Granted options vest over a five year period at a rate of 2,500 shares per year. The current Eligible Directors, among current directors and those persons nominated for election as directors at the Meeting, are Dr. Austen and Messrs. Fireman, O'Brien, Termeer and O'Connell. No options were granted under the Directors Plan in the fiscal year ended March 31, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

   Decisions regarding executive compensation are made by the Compensation Committee of the Board of Directors, which is composed of Paul Fireman, John F. O'Brien and Henri A. Termeer. The Compensation Committee also administers the Company's 1992 Combination Stock Option Plan (the "Combination Plan"), including determining the individuals to whom stock options are awarded, the terms upon which option grants are made, and the number of shares subject to each option granted under the Combination Plan. No member of the Compensation Committee is a former or current officer or employee of the Company. Dr. Lederman, while not a member of the Compensation Committee, makes recommendations to the Compensation Committee regarding executive officer compensation, including the awards of stock options, and often participates in their deliberations but does not vote on such matters.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The primary objectives of the Compensation Committee in developing executive compensation policies are to attract and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the stockholders of the Company. The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees.

   In setting overall compensation for the last fiscal year, the Compensation Committee reviewed the recommendations of the Chief Executive Officer and strove to maintain base compensation for the Company's executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon the Company's Combination Plan and a bonus program to provide significant performance incentives.

   In June 1995, the Compensation Committee approved the Company's FY97 Management Incentive Compensation Plan (the "Bonus Plan") in order to reward participants in the Bonus Plan for extraordinary contributions to the Company. Under the Bonus Plan, a bonus was determined for each executive officer approved by the Compensation Committee for participation in the Bonus Plan based on achievement of certain profit or other objective goals set forth in the Bonus Plan. Each participant in the Bonus Plan was assigned an annual bonus amount which could be earned upon achievement of predetermined profit before (income) tax goals for the Company, as set forth in the Bonus Plan. In addition, the Compensation Committee had the right to grant a supplemental bonus based on discretionary factors. In granting this supplemental bonus, the Committee gave substantial weight to the Chief Executive Officer's recommendations.

   Each of the executive officers is eligible to receive grants of options under the Combination Plan. In determining the number of options to be granted to each executive officer, the Compensation Committee reviews recommendations provided by the Chief Executive Officer based upon the officer's position of responsibility and anticipated contribution to the Company, the number of shares of Common Stock subject to options held or previously granted to the officer, the individual performance of the officer and the number of shares of Common Stock held by the officer.

   For the fiscal year ended March 31, 1997, Dr. Lederman, the Chief Executive Officer of the Company, received a base salary of $142,500 and no bonus. The decision not to grant Dr. Lederman a bonus was made based upon Dr. Lederman's recommendation, notwithstanding that the Compensation Committee believed that the compensation of Dr. Lederman was low compared to his importance and contributions to the Company and the compensation of chief executive officers of similarly situated companies. Dr. Lederman has never received any options to purchase stock of the Company.

                             Compensation Committee
                                  Paul Fireman
                                John F. O'Brien
                                Henri A. Termeer

PERFORMANCE GRAPH

   The following graph compares the yearly change in the cumulative total stockholder return for the Company's last five full fiscal years, based upon the market price of the Company's Common Stock, with the cumulative total return on the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Stocks-SIC Group Code 384 for that period. The performance graph assumes the investment of $100 on March 28, 1991 in the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Stocks--SIC Group Code 384, and the reinvestment of any and all dividends.

                             [GRAPH APPEARS HERE]

              Comparison of Five Year - Cumulative Total Returns

                                 3/31/92    3/31/93    3/31/94    3/31/95    3/29/96    3/31/97
                                 -------    -------    -------    -------    -------   --------
Computed Index Data:
-------------------
ABIOMED, Inc.                     100.00     65.77      54.04      52.25       93.69     84.68
Nasdaq (U.S. Companies)           100.00    114.96     124.09     138.04      187.43    208.49
Peer Nasdaq SIC 3840-3849         100.00     77.26      73.06      94.33      129.67    112.15


                             [GRAPH APPEARS HERE]

               Comparison of Two Year - Cumulative Total Returns


                                 3/31/95    3/29/96    3/31/97
                                 -------    -------    -------
Computed Index Data:
-------------------
ABIOMED, INC.                     100.00      179.31     162.07
Nasdaq (U.S. Companies)           100.00      135.78     151.03
Peer Nasdaq SIC 3840-3849         100.00      137.47     118.89


                                 PROPOSAL NO. 2
        AMENDMENT OF THE ABIOMED, INC. 1988 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL

    The purpose of the ABIOMED Inc. 1988 Employee Stock Purchase Plan (the "Purchase Plan") is to provide substantially all employees of the Company with additional incentives by permitting them to acquire Common Stock of the Company at a slightly reduced price and without paying brokerage commissions through payroll withholding. The Purchase Plan was adopted in March 1988 and approved by the stockholders in September 1988. The Board of Directors has amended the Purchase Plan, subject to stockholder approval, to expand the eligibility criteria to include employees who have completed six months of employment with the Company. Previously, only employees who completed eighteen months of employment were permitted to participate in the Purchase Plan.

    The following is a summary of certain material features of the Purchase
Plan.

    Stock Available for Issuance. A total of 100,000 shares of Common Stock may be issued under the Purchase Plan, subject to adjustment for stock splits, stock dividends and similar transactions. As of June 30, 1997, 9,282 shares had been issued under the Purchase Plan.

    Administration. The Purchase Plan is administered by the Compensation Committee, none of the members of which is eligible to participate in the Purchase Plan. The Compensation Committee also has the authority to adopt rules and make other determinations with respect to administration of the Purchase Plan.

   Eligibility. The Purchase Plan, as proposed to be amended, provides that all employees of the Company (including officers and directors) and its subsidiaries who have completed six months (eighteen months if the proposed amendment is not adopted) of employment on or before the first day of the applicable payment period are eligible to participate. The term "employee" does not include an employee whose customary employment is 20 hours or less per week or is for not more than five months in any calendar year. No employee is eligible to participate under the Purchase Plan who immediately after an option is granted under the Purchase Plan owns more than five percent of the outstanding capital stock of the Company as measured by voting power or value. As of June 30, 1997, there were approximately 82 employees eligible to participate in the Purchase Plan, as proposed to be amended.

   An employee's rights under the Purchase Plan will terminate when the employee ceases to be an employee because of retirement, resignation, lay-off, discharge, change of status, failure to remain in the customary employ of the Company for greater than 20 hours per week, or for any other reason, except death. In the case of death, the employee's beneficiary may elect either to withdraw all amounts credited to the employee's account or to remain in the plan until the end of that Payment Period and then terminate participation.

   Participation in the Plan and Purchase Price. Eligible employees of the Company may elect to participate in the Purchase Plan by instructing the Company to withhold a specified dollar amount from each paycheck received during a six-month payment period (the periods April 1 - September 30 and October 1 - March
31) (the "Payment Period"). On the last business day of that Payment Period, the amount withheld is used to purchase Common Stock at a price equal to 85% of the lower of its market price (the closing price on the Nasdaq National Market) on the first business day of the Payment Period or its market price on the last business day of the Payment Period (the "Exercise Price"). Under the Purchase Plan, the number of shares purchased at the end of the Payment Period may not be more than twice the number of shares of Common Stock calculated by dividing (a) the employee's estimated payroll deductions for the Payment Period based upon the employee's deduction amount on the first day of the Payment Period by (b) the fair market value of the Company's Common Stock on the first day of the Payment Period. No employee may authorize deductions to purchase Common Stock under the Purchase Plan which exceed ten percent of the employee's regular base pay and no employee may accrue the right to purchase Common Stock under the Purchase Plan to accrue at a rate which exceeds $25,000 of fair market value of such stock per year.

   During fiscal 1997, Mr. John Thero purchased a total of 144 shares of Common Stock under the Purchase Plan at an average purchase price of approximately $10.50 per share, and all employees who are not executive officers purchased a total of 972 shares at an average purchase price of $10.32 per share. During fiscal 1997, no current executive officers other than Mr. Thero elected to participate in the Purchase Plan, and no directors were eligible to participate in the Purchase Plan.

   Amendment or Termination of Purchase Plan. The Purchase Plan may be amended, suspended or terminated at any time by the Board of Directors, provided that stockholder approval of amendments will be required to the extent necessary to maintain the qualification of the Purchase Plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

   Duration of Purchase Plan. The Purchase Plan continues for an indefinite term, subject to termination at any time by the Board of Directors.

   Federal Income Tax Consequences.   The following general discussion of the
Federal income tax consequences of the Purchase Plan is based upon the current provisions of the Code, regulations thereunder, and existing public and private administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the Company's Purchase Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases such changes may be retroactive. In addition, tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities.

   An employee will not recognize income upon the acquisition of shares under the Purchase Plan. In addition, the Company will not have a deductible compensation expense as a result of such purchases, unless there is a premature disposition, as described in the next paragraph. If the employee does not dispose of the shares of Common Stock for at least two years from the grant of an option under the Purchase Plan, the employee will realize ordinary income upon disposition in an amount equal to the lesser of:
(i) the excess of the fair market value of the Common Stock at the time of sale over the option price, or (ii) 15% of the fair market value of the Common Stock on the first day of the Payment Period. Gain in excess of this amount, if any, will be taxed as capital gain. If the sale price is less than the price paid, the employee recognizes no ordinary income and any loss on the sale is a capital loss.

   If shares purchased under the Purchase Plan are sold by an employee within two years after the beginning of a payment period or within one year after the stock is acquired, then the employee realizes ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. Any remaining gain is treated as capital gain. If an employee does recognize ordinary income as a result of a premature disposition, a compensation deduction is allowed to the Company in an equal amount.

VOTE REQUIRED

   The affirmative vote of a majority of shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for adoption of Proposal No. 2.



   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF
                                PROPOSAL NO. 2.


                                 OTHER MATTERS


INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has appointed Arthur Andersen LLP, as the independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 1998. That firm has served as the Company's auditors since 1983.

   A representative of Arthur Andersen LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

REPORTING UNDER SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

   Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and Nasdaq, and furnish the Company with copies of such Forms.

   Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 with respect to the Company's most recent fiscal year, the Company believes that all of its current executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended March 31, 1997 except for Robert T.V. Kung, Senior Vice President-Research and Development, and Eugene Rabe, Vice President -Global Sales and Clinical Programs. In June 1997, Dr. Kung filed a Form 5 reporting an option to purchase 26,250 shares of Common Stock granted to him by the Company in August 1996. In July 1997, Mr. Rabe filed a Form 5 reporting options to purchase 25,000 shares and 20,000 shares of Common Stock granted to him by the Company in December 1995 and August 1996, respectively.

OTHER PROPOSED ACTION

   The Board of Directors knows of no other business to come before the Meeting. However, if any other business should properly be presented to the Meeting, the proxies will be voted in accordance with the judgment of the person or persons holding the proxies.

STOCKHOLDER PROPOSALS

   Proposals which stockholders intend to present at the Company's 1998 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than March 13, 1998.

INCORPORATION BY REFERENCE

   To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT AND FORM 10-K

   ADDITIONAL COPIES OF THE ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED MARCH 31, 1997 AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS, ABIOMED, INC., 33 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS 01923.

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                                 ABIOMED, INC.

     The undersigned hereby appoints David M. Lederman and John F. Thero, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 1997 Annual Meeting of Stockholders of ABIOMED, Inc. to beheld on August 13, 1997, and at any adjournment or adjournments thereof, with all power which the undersigned may be entitled to vote at said meeting upon the election of directors and other matters as more fully described in the Notice of, and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL DESCRIBED IN THE NOTICE OF AND PROXY STATEMENT FOR THE MEETING.

                  Continued, and to be signed on reverse side
        (Please fill in the reverse side and mail in enclosed envelope)

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE



1. Election of Class II Directors:

NOMINEES:  John F. O'Brien, Henri A. Termeer

[_] FOR ALL NOMINEES (EXCEPT AS MARKED TO THE CONTRARY)

[_] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

FOR, except vote withheld from the following nominee(s).

________________________________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
 NOMINEE WRITE THAT NOMINEE"S NAME IN THE SPACE PROVIDED ABOVE.)


2. Amendment of the ABIOMED, Inc. 1988 Employee Stock Purchase Plan, as described more fully in the Proxy Statement.


    FOR             AGAINST              ABSTAIN
    [_]               [_]                 [_]




                                                             [_]
                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT



(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)

Signature: _____________________________________ Date:  _____________________

Signature: _____________________________________ Date:  _____________________